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                     SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 15, 1995
                                                  -------------

                        THE GRAND UNION COMPANY
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               (Exact Name of Registrant as Specified in Charter)


Delaware                         33-48282-01          22-1518276
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(State or Other Jurisdiction     (Commission       (I.R.S. Employer
of Incorporation)                File Number)      Identification No.)


201 Willowbrook Boulevard, Wayne, New Jersey            07470-0966
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(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (201) 890-6000
                                                    --------------

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(Former name or former address, if changed since last report)

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Item 1.  CHANGE IN CONTROL OF REGISTRANT


     Pursuant to an order entered on May 31, 1995, by the United States Bankruptcy Court for the District of Delaware in the case styled IN RE: THE GRAND UNION COMPANY ALSO D/B/A BIG STAR, Chapter 11 Case No. 95-84 (PJW), confirming the Second Amended Chapter 11 Plan of Reorganization of The Grand Union Company ("Grand Union" or the "Company"), dated April 19, 1995, as modified (the "Plan"), the Plan was consummated, and the Effective Date, as defined therein, occurred, on June 15, 1995. In accordance with the terms of the Plan, all the shares of capital stock of Grand Union outstanding prior to the Effective Date, which were held by Grand Union Capital Corporation ("Capital"), were cancelled as of the Effective Date, and the holders of claims for the principal of and interest on the senior subordinated indebtedness of Grand Union became entitled to receive 10,000,000 shares of new common stock of Grand Union, par value $1.00 per share (the "New Common Stock"), in satisfaction of such claims. Such shares were issued to the Company's exchange agent, IBJ Schroder Bank & Trust Co. (the "Exchange Agent"), which is currently in the process of distributing the New Common Stock to holders of such claims. Such shares constitute all the capital stock of Grand Union outstanding as of the date hereof.

     In addition, series 1 warrants and series 2 warrants (the "Series 1 Warrants" and the "Series 2 Warrants", respectively, and, collectively, the "Warrants") to purchase, in aggregate, 900,000 shares of the New Common Stock were issued to the Exchange Agent for distribution in satisfaction of claims held by certain securities holders of Capital.

     Although the distribution of New Common Stock and Warrants is not complete, based upon information the Company has received from the persons or entities involved, the persons, entities or groups which would, after the completion of the distribution of securities to be distributed pursuant to the Plan, be entitled to own

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beneficially more than five percent of the voting New Common Stock, include the following persons.

                                                              Percentage of
                                   Number of Shares            Outstanding
Name and Address                  of New Common Stock         Shares of New
of Beneficial Holder             Beneficially Owned(1)       Common Stock(2)
- --------------------             ---------------------       ---------------
Putnam Investment Management........ 3,258,633(3)(4)             32.53%
One Post Office Square
Boston, MA  02109

Putnam High Yield Trust............. 1,688,769(5)                16.89%
c/o Putnam Investment Management
One Post Office Square
Boston, MA  02109

_______________________
(1) Due to the treatment of fractional interests in New Common Stock and Warrants, these numbers are approximate until completion of the exchanges provided for under the Plan.

(2) For purposes of the computation of percentages of New Common Stock ownership, a holder is deemed to own beneficially all shares which may be acquired by such holder upon exercise of Warrants held by such holder and such shares are deemed to be outstanding, but no shares of New Common Stock which may be acquired by any other holder upon exercise of Warrants held by such other holder are deemed to be outstanding.

(3) Includes 6,026 shares of New Common Stock issuable upon exercise of Series 1 Warrants, and 12,051 shares exercisable upon exercise of Series 2 Warrants.

(4) Shares of New Common Stock beneficially held by Putnam Investment Management are as a result of the holdings of various investment funds and other institutional investors for which Putnam Investment Management or affiliated entities act as investment advisors. These shares of New Common Stock include the shares held by Putnam High Yield Trust and Putnam Diversified Income Fund, whose holdings are also separately reported in the table. See Notes (5) and (6).

(5) These shares of New Common Stock are also beneficially owned by Putnam Investment Management. See Note (4) above.


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

Putnam Diversified Income Fund......   546,560(6)                 5.46%
c/o Putnam Investment Management
One Post Office Square
Boston, MA  02109

_______________________
(6) Includes 2,352 shares of New Common Stock issuable upon exercise of Series 1 Warrants, and 4,704 shares of New Common Stock issuable upon exercise of Series 2 Warrants. All of the shares held by Putnam Diversified Income Fund are also beneficially owned by Putnam Investment Management. See Note (4) above.

     The Registrant is not aware of any arrangement the operation of which may at a subsequent date result in a change in control of the Registrant.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       THE GRAND UNION COMPANY
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                                           (Registrant)


Date:  June 29, 1995                   /s/ Kenneth R. Baum
                                       -----------------------
                                           Kenneth R. Baum

                                       Senior Vice President,
                                       Chief Financial Officer
                                       and Secretary (Principal
                                       Financial Officer and
                                       Principal Accounting Officer)

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